Exhibit 99.1

Kiora Pharmaceuticals Appoints Melissa Tosca as Executive Vice President of Finance

Salt Lake City, Utah--(Newsfile Corp. - September 13, 2022) - Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) ("Kiora" or the "Company") has appointed Melissa Tosca as Executive Vice President of Finance. Mrs. Tosca will join the executive management team and oversee finance, SEC reporting and accounting functions as well as play a role in the company's capital markets strategy and planning.

"Melissa brings to our company more than 15 years of financial and operational experience in both clinical and commercial-stage biotech and life science companies," said Brian M. Strem, Ph.D., President and CEO of Kiora. "This experience will be invaluable to our goals of advancing our development pipeline and supporting our next phase of growth."

Prior to joining Kiora, Melissa served as Executive Director of Finance and Corporate Treasurer for Neomorph, where she managed the company's finance and accounting functions. She also served as Director of Finance and Accounting at Omniome, building the accounting and finance infrastructure and managing the company's financial operations. Prior to Omniome, she spent nine years at Caris Life Sciences, serving in various leadership roles including Director of Finance and Accounting, Director of Financial Planning and Analysis and Senior Director of Sales Operations. She began her professional career in public accounting at Clifton Gunderson and later moved to Ernst and Young as an Audit Manager. Melissa is a Certified Public Accountant and holds a B.S. in Accounting from the University of Arizona.

"I am pleased to be able to join the team and help advance their pipeline of new treatments for underserved ophthalmic diseases," said Melissa Tosca, newly appointed EVP of Finance. "It is an exciting time for Kiora as they begin a first-in-human study for what could be a transformative treatment to restore vision in patients with a rare form of blindness."

About Kiora Pharmaceuticals

Kiora Pharmaceuticals is a clinical-stage biotechnology company developing and commercializing products for the treatment of ophthalmic diseases. KIO-301 is being developed for the treatment of retinitis pigmentosa. It is a molecular photoswitch that has the potential to restore vision in patients with inherited and/or age-related retinal degeneration. KIO-101 is being developed for the treatment of the Ocular Presentation of Rheumatoid Arthritis ("OPRA"). It is a next-generation, non-steroidal, immuno-modulatory and small molecule inhibitor of Dihydroorotate Dehydrogenase ("DHODH") with what Kiora believes is best-in-class picomolar potency and a validated immune modulating mechanism (blocks T cell proliferation and proinflammatory cytokine release) designed to overcome the off-target side effects and safety issues associated with commercially available DHODH inhibitors. In addition, Kiora is developing KIO-201, a modified form of the natural polymer hyaluronic acid, designed to accelerate corneal wound healing.

In addition to news releases and SEC filings, we expect to post information on our website, www.kiorapharma.com, and social media accounts that could be relevant to investors. We encourage investors to follow us on Twitter and LinkedIn as well as to visit our website and/or subscribe to email alerts.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora's development-stage products, including KIO-101, KIO-201 and KIO-301, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the ability to conduct clinical trials on a timely basis, market and other conditions and certain risk factors described under the heading "Risk Factors" contained in Kiora's Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on July 7, 2022 or described in Kiora's other public filings. Kiora's results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.

Investor Contact
Francina Agosti, PhD
(617) 546-0742

fagosti@reportablenews.com